UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 2, 2009

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc. Hawaiian Electric Company, Inc.	1-8503 1-4955	99-0208097 99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The following is an update to the discussion in Item 1. Business—Electric Utility—Fuel oil usage and supply, which is incorporated herein by reference to pages 8-9 of HEI’s and HECO’s Form 10-K for the year ended December 31, 2008:

Under the existing HECO contract with Chevron Products Company, a division of Chevron USA, Inc. (Chevron) for the purchase of low sulfur fuel oil (LSFO), Chevron has the right to require renegotiation of the pricing specified in the contract under certain conditions. On December 2, 2009, HECO and Chevron executed an amendment to the existing contract. The amendment modified the pricing formula, after Chevron demonstrated the renegotiation requirements of the contract had been met. The revised pricing formula will become operative on February 15, 2010. The amended agreement terminates on April 30, 2013, compared with the existing contract that would have terminated on December 31, 2014. HECO’s energy cost adjustment clause (ECAC) allows for recovery of changes in fuel prices for contracts that have been approved by the Public Utilities Commission of the State of Hawaii (PUC). HECO is following the necessary procedures to obtain PUC approval for the amendment prior to the new pricing formula becoming effective. If PUC approval is not obtained by January 31, 2010, HECO has the right to terminate the contract, in which case it would make alternative arrangements for the purchase of LSFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello Senior Financial Vice President, Treasurer, and Chief Financial Officer (Principal Financial Officer of HEI)	Tayne S. Y. Sekimura Senior Vice President and Chief Financial Officer (Principal Financial Officer of HECO)
Date: December 8, 2009	Date: December 8, 2009

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